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                              RS MONEY MARKET FUND
                              --------------------

                          INVESTMENT ADVISORY AGREEMENT



        This INVESTMENT ADVISORY AGREEMENT ("Agreement") is made as of the 1st day of May, 2001, by and between RS INVESTMENT TRUST, a business trust organized and existing under the laws of the Commonwealth of Massachusetts (the "Trust"), with respect to its series of shares known as RS MONEY MARKET FUND (the "Fund"), and RS INVESTMENT MANAGEMENT, L.P. (the "Adviser")

                              W I T N E S S E T H :

               WHEREAS, the Trust is an open-end, management investment company, registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

               WHEREAS, the Trust desires to retain the Adviser to render advice and services to the Trust and Fund pursuant to the terms and provisions of this Agreement, and the Adviser is interested in furnishing said advice and services;

               NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto mutually agree as follows:

               1. EMPLOYMENT OF ADVISER. (a) The Trust hereby employs the Adviser, and the Adviser hereby accepts such employment, to render investment advice and investment management services with respect to the assets of the Fund, consistent with the investment objective and policies of the Fund and subject to the supervision and direction of the Trust's Board of Trustees. The Adviser shall, except as otherwise provided for herein, as part of its duties hereunder, (i) furnish the Trust with investment advice, research and recommendations with respect to the investment of the Fund's assets and the purchase and sale of its portfolio securities, including the taking of such other steps as may be necessary to implement such advice and recommendations,
(ii) furnish the Trust and Fund with reports, statements and other data on securities, economic conditions and other pertinent subjects in respect of the investment management of the Fund which the Trust's Board of Trustees may request, and (iii) in general superintend and manage the investments of the Fund, subject to the ultimate supervision and direction of the Trust's Board of Trustees.

                  (b) The Adviser shall determine the securities to be purchased or sold by the Fund and will place orders pursuant to its determinations with or through such persons, brokers or dealers in conformity with the policy with respect to brokerage as set forth in the Trust's Registration Statement and the Fund's Prospectus and Statement of Additional Information or as the Trustees may direct from time to time.

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                  (c) In all matters relating to the performance of this
Agreement, the Adviser will act in conformity with the Trust's Declaration of Trust, By-Laws and Registration Statement, the Fund's current Prospectus and Statement of Additional Information and all procedures adopted by the Trust's Board of Trustees from time to time, and will conform to and comply with all applicable requirements of the Investment Company Act of 1940, as amended, the rules and regulations thereunder, and all other applicable Federal or state laws and regulations.

               2. SUB-ADVISERS AND CONSULTANTS. The Adviser may from time to time, in its discretion, delegate certain of its responsibilities under this Agreement to one or more qualified companies, each of which is registered under the Investment Advisers Act of 1940, as amended, provided that the separate costs of employing such companies and of the companies themselves are borne by the Adviser and not by the Fund.

               3. ADVISER IS INDEPENDENT CONTRACTOR. The Adviser shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Trust or Fund in any way, or in any way be deemed an agent for the Trust or Fund. It is expressly understood and agreed that the services to be rendered by the Adviser to the Trust and Fund under the provisions of this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

               4. RESPONSIBILITIES AND PERSONNEL OF ADVISER. The Adviser agrees to use its best efforts in the furnishing of investment advice, research and recommendations to the Fund, in the preparation of reports and information, and in the management of the Fund's assets, all pursuant to this Agreement, and for this purpose the Adviser shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Adviser shall be deemed to include persons employed or retained by the Adviser to furnish statistical, research, and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Adviser may desire and request.

               5. FURNISHING OF STATEMENTS AND REPORTS. The Trust shall from time to time furnish to the Adviser detailed statements of the portfolio investments and assets of the Fund and information as to its investment objectives and needs, and shall make available to the Adviser such financial reports, business descriptions and plans, proxy statements, legal and other information relating to its investments as may be in the possession of the Trust or available to it and such other information as the Adviser may reasonably request.

               6. EXPENSES OF EACH PARTY.      (a) The Adviser shall bear all
expenses in connection with the performance of its services under this Agreement. The Adviser shall also pay (i) all compensation, if any, to the executive officers of the Fund and their related expenses


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and (ii) all compensation, if any, and out-of-pocket expenses of the Trust's trustees, who are "interested persons" of the Trust (as defined in the Act).

                  (b) The Trust shall bear all expenses of the Fund's organization, operations, and business not specifically assumed or agreed to be paid by the Adviser as provided in this Agreement. In particular, but without limiting the generality of the foregoing, the Trust on behalf of the Fund and out of its assets shall pay:

                      (A) CUSTODY AND ACCOUNTING SERVICES. All expenses of the
               transfer, receipt, safekeeping, servicing and accounting for the cash, securities, and other property of the Fund, including all charges of depositories, custodians, and other agents, if any;

                      (B) SHAREHOLDER SERVICING.  All expenses of maintaining
               and servicing shareholder accounts, including all charges for transfer, shareholder recordkeeping, dividend disbursing, redemption, and other agents for the benefit of the Fund;

                      (C) BOOKS AND RECORDS.  All costs and expenses associated
               with the maintenance of the Fund's books of account and records as required by the Act;

                      (D) SHAREHOLDER MEETINGS. All fees and expenses incidental to holding meetings of shareholders, including the printing of notices and proxy material, and proxy solicitation therefor, provided that the Adviser shall be responsible for and assume all expenses and fees with respect to meetings of the Fund's shareholders held solely for the benefit of the Adviser;

                      (E) PROSPECTUSES AND STATEMENTS OF ADDITIONAL INFORMATION.
               All expenses of preparing and printing of annual or more frequent revisions of the Prospectus and Statement of Additional Information relating to the offering of the Fund's shares and of mailing them to shareholders;

                      (F) PRICING. All expenses of computing the Fund's net
               asset value per share, including the cost of any equipment or services used for obtaining price quotations;

                      (G) COMMUNICATION EQUIPMENT.  All charges for equipment
               or services used for communication between the Adviser or the Trust and the custodian, transfer agent or any other agent selected by the Trust;

                      (H) LEGAL AND ACCOUNTING FEES AND EXPENSES.  All charges
               for services and expenses of the Trust's legal counsel and independent auditors for the benefit of the Trust;

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                      (I) TRUSTEES' FEES AND EXPENSES. All compensation of
               trustees, other than those who are interested persons of or affiliated with the Adviser, and all expenses incurred in connection with their service and meetings;

                      (J) FEDERAL REGISTRATION FEES. All fees and expenses of
               registering and maintaining the registration of the Trust under the Act and the registration of Fund shares under the Securities Act of 1933, as amended (the "1933 Act"), including all fees and expenses incurred in connection with the preparation, printing and filing of any registration statement, Prospectus and Statement of Additional Information under the 1933 Act or the Act, and any amendments or supplements thereto that may be made from time to time;

                      (K) STATE REGISTRATION FEES. All fees and expenses
               (including the compensation of personnel who may be employed by the Adviser or an affiliate) of qualifying and maintaining qualification of the Trust and of the Fund shares for sale under securities laws of various states or jurisdictions, and of registration and qualification of the Trust under all other laws applicable to the Trust or its business activities (including registering the Trust as a broker-dealer, or any officer of the Trust or any person as agent or salesman of the Trust in any state);

                      (L) ISSUE AND REDEMPTION OF TRUST SHARES. All expenses
               incurred in connection with the issue, redemption, and transfer of Fund shares, including the expense of confirming all Fund share transactions, and of preparing and transmitting the Fund's share certificates;

                      (M) BONDING AND INSURANCE.  All expenses of bond,
               liability, and other insurance coverage required by law or deemed advisable by the Board of Trustees;

                      (N) BROKERAGE COMMISSIONS.  All brokerage commissions and
               other charges incident to the purchase, sale, or lending of the Fund's portfolio securities;

                      (O) TAXES. All taxes or governmental fees payable by or in respect of the Trust or Fund to federal, state, or other governmental agencies, domestic or foreign, including stamp or other transfer taxes;

                      (P) TRADE ASSOCIATION FEES.  All fees, dues, and other
               expenses incurred in connection with the Trust's membership in any trade association or other investment organization;

                      (Q) INTEREST.  All interest which may accrue and be
               payable as a result of the Fund's activities;

                      (R) STATIONERY AND POSTAGE. The cost of all stationery and postage required by the Fund, unless otherwise payable by another party with respect to an activity or expense referred to above; and


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                      (S) NONRECURRING AND EXTRAORDINARY EXPENSES. Such
               nonrecurring expenses as may arise, including the costs of actions, suits, or proceedings to which the Trust on behalf of the Fund is a party and the expenses the Trust on behalf of the Fund may incur as a result of its legal obligation to provide indemnification to its officers, trustees, and agents.

                      (c) In the event that the Trust offers other series of its shares in the future, then the Fund shall only be responsible for expenses directly attributable to it and its operations and for such other costs and expenses of the Trust as the Board of Trustees may by resolution or otherwise direct.

               7. REIMBURSEMENT FOR ADVANCED COSTS AND EXPENSES. To the extent the Adviser incurs any costs or performs any services which are an obligation of the Trust or Fund, as set forth herein, the Trust on behalf of the Fund and out of the Fund's assets shall promptly reimburse the Adviser for such costs and expenses. To the extent the services for which the Fund is obligated to pay are performed by the Adviser, the Adviser shall be entitled to recover from the Fund only to the extent of its actual costs for such services.

               8.     FEES.  (a)  Management fees under single or multi-tier
structure.                       ----

                      (i) The Trust on behalf of the Fund and out of the Fund's assets agrees to pay to the Adviser, and the Adviser agrees to accept, as full compensation for all services furnished or provided to the Trust and Fund hereunder, and as full reimbursement for all expenses assumed by the Adviser, a management fee computed at the rate of 0.10% per annum of the average daily net assets of the Fund that are not invested in another registered open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(G) of the Investment Company Act, the rules thereunder or an applicable order of the Securities and Exchange Commission, granting an exemption from the prohibitions of Rule 12(d)(1) of that Act. No fee shall be payable under this subparagraph (i) during any period in which the Fund Trust invests all (or substantially all) of its investment assets in a registered, open-end management investment company, or a separate series thereof, in accordance with Section 12(d)(1)(E) of the Investment Company Act.

                      (ii) In the event that investment assets of the Fund are invested in another registered open-end management investment company, or separate series thereof, the Trust shall pay the Adviser a fee on such assets at an annual rate of 0.10% of the average daily net assets of the Fund. Such fees shall be accrued daily and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during any prior calendar month.

                      (b) The management fee shall be accrued daily during each month by the Trust on behalf of the Fund and paid to the Adviser on the first business day of the succeeding month. The initial monthly fee under this Agreement shall be payable on the first business day of the first month following the effective date of this Agreement. The fee to the


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Adviser shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the calendar days in the month. If this Agreement is terminated prior to the end of any month, the fee to the Adviser shall be payable within ten (10) days after the date of termination.

                      (c) The Adviser may reduce or waive any portion of the compensation due to it hereunder, or for reimbursement of expenses by the Trust pursuant to Paragraph 7 of this Agreement, and any such reduction or waiver shall be applicable only with respect to the specific items waived and shall not constitute a waiver of any future compensation or reimbursement due to the Adviser hereunder. In the event that expenses of the Fund for any fiscal year should exceed the expense limitation on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer or sale, the compensation due the Adviser for such fiscal year shall be reduced by the amount of such excess by a reduction or refund thereof, or by the Adviser's assumption of expenses of the Fund. Any fee withheld pursuant to this paragraph from the Adviser (including by way of the assumption of expenses by the Adviser) shall be reimbursed by the Trust to the Adviser in the first fiscal year or the second fiscal year next succeeding the fiscal year of the withholding to the extent permitted by the applicable state law to the extent the expenses of the Fund for the next succeeding fiscal year or second succeeding fiscal year do not exceed any such expense limitation in effect at the time, or any more restrictive limitation to which the Adviser has agreed.

                      (d) The Adviser may agree not to require payment of any portion of the compensation or reimbursement of expenses otherwise due to it pursuant to this Agreement prior to the time such compensation or reimbursement has accrued as a liability of the Trust. Any such agreement shall be applicable only with respect to the specific items covered thereby and shall not constitute an agreement not to require payment of any future compensation or reimbursement due to the Adviser hereunder.

               9. SHORT POSITIONS IN FUND'S SHARES. The Adviser agrees that neither it nor any of its officers or employees shall take any short position in the shares of the Fund. This prohibition shall not prevent the purchase of such shares by any of the officers and Trustees or employees of the Adviser or any trust, pension, profit-sharing or other benefit plan for such persons or affiliates thereof, at a price not less than the net asset value thereof at the time of purchase, as allowed pursuant to rules promulgated under the Act.

               10. RELATIONSHIP TO PROVISIONS OF AGREEMENT AND DECLARATION OF TRUST. Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Agreement and Declaration of Trust or any applicable statute or regulation, or to relieve or deprive the Board of Trustees of the Trust of its responsibility for and control of the conduct of the affairs of the Trust and Fund.

               11. DUTIES AND STANDARDS OF CARE. (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Fund or to any shareholder of the


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Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

                      (b) No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust or director or officer of the Adviser from liability in violation of Sections 17(h) and (i) of the Act.

                      (c) A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust as Trustees, and not individually, and that the obligations arising out of this Agreement are not binding upon the Trustees or holders of the Trust's shares individually but are binding only upon the assets and property of the Fund. The Adviser acknowledges that it has received notice of and accepts the limitations of liability as set forth in the Agreement and Declaration of Trust of the Trust. The Adviser agrees that the Trust's obligations hereunder shall be limited to the Fund and to its assets, and that the Adviser or any affiliated or related party shall not seek satisfaction of any such obligation from any shareholder of the Fund nor from any trustee, officer, employee or agent of the Trust.

               12. TERM AND RENEWAL. This Agreement shall remain in effect for a period of two (2) years, unless sooner terminated in accordance with Paragraph 13 hereof, and shall continue in effect from year to year thereafter so long as such continuation is approved at least annually by (i) the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval.

               13. TERMINATION. This Agreement may be terminated at any time, without payment of any penalty, by the Board of Trustees of the Trust or by a vote of a majority of its outstanding voting securities, upon sixty (60) days' written notice to the Adviser, and by the Adviser upon sixty (60) days' written notice to the Trust. This Agreement shall also terminate in the event of any transfer or assignment thereof, as defined in the Act.

               14. CERTAIN DEFINITIONS. The terms "majority of the outstanding voting securities" of the Trust or Fund and "interested persons" shall have the meanings as set forth in the Act. The term "net assets" shall have the meaning and shall be calculated as set forth in the Trust's Registration Statement from time to time.

               15. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

               16. HEADINGS. The headings used herein are for convenience and ease of reference only. No legal effect is intended, nor is to be derived from such headings.


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               IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and attested by their duly authorized officers, all as of the day and year first above written.



                                            RS INVESTMENT TRUST


                                            --------------------------
                                            By:    Steven Cohen
                                            Title: Treasurer




                                            RS INVESTMENT MANAGEMENT, L.P.


                                            --------------------------
                                            By:    Steven Cohen
                                            Title: Chief Financial Officer












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